                                 BENTHOS, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

     Pursuant to a resolution of its Board of Directors, BENTHOS, INC., a Massachusetts corporation having its principal place of business in North Falmouth, Massachusetts, hereinafter referred to as the "Company", has adopted the following supplemental retirement plan for the benefit of a select group of management and highly compensated employees and which is not intended to be covered by Parts 2 through 4 of Subtitle B of Title I of the Employee Retirement Income Security Act of 1974. The purpose of this Plan is to enable participants to exclude from gross income elective amounts paid on their behalf by the Company for supplemental retirement benefits.

                                   ARTICLE I
                                   ---------

                            NAME AND EFFECTIVE DATE
                            -----------------------

    Section 1.1 This Plan shall be known as the Benthos, Inc. Supplemental Executive Retirement Plan."

    Section 1.2 This Plan shall be effective as of the first day of August 1, 1990.

                                  ARTICLE II
                                  ----------

                                  DEFINITIONS
                                  -----------

     When used in this Plan, the following terms have the meanings set forth below unless a different meaning is plainly required by the context:

     "Account" means the individual account established in the name of each Participant reflecting his deferred Compensation elections pursuant to Article IV and the net earnings or losses thereon.

     "Administrative Committee" or "Committee" means the committee appointed by the Board of Directors of the Company to administer the Plan as set forth in
Article VII. If no such committee is appointed by the Board of Directors, the Board shall serve as the Administrative Committee.

     "Beneficiary" means any individual, trust, estate, or other recipient entitled to receive death benefits payable hereunder, on either a primary or contingent basis.
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     "Board of Directors" means the board of directors of the Company as shall be serving from time to time.

     "Code" means the Internal Revenue Code of 1986, as now in effect and as thereafter amended, and any regulations issued thereunder.

     "Compensation" means gross compensation paid to an Employee during the applicable Plan Year, including the Employee's annual bonus, if any.

     "Compensation Reduction Agreement" means an agreement whereby an electing Participant has reduced his Compensation pursuant to the provisions of Article IV.

     "Company" means Benthos, Inc., a corporation organized under the laws of the Commonwealth of Massachusetts, and any other corporation or business organization which shall assume the obligations of this Plan with respect to its eligible employees.

     "Disability" means the inability to engage in any substantial or gainful activity by reason of any medically determinable physical or mental impairment. A Participant shall not be considered to be disabled unless he furnishes proof of the existence thereof in such manner as the Administrative Committee may require.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as now in effect and as thereafter amended, and any regulations issued thereunder.

     "Effective Date" means the first day of August 1, 1990.

     "Employee" means an individual employed by the Company as a common-law employee.

     "Participant" means an eligible Employee of the Company who has elected to participate in the Plan under the terms of Article III.

     "Plan" means the Benthos, Inc. Supplemental Executive Retirement Plan as of its Effective Date, including any amendments thereto.

     "Plan Year" means the 12-month period ending on each December 31st; provided, however, the first Plan Year shall commence on the Effective Date and end on December 31, 1990.

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     "Valuation Date" means the date as of which the assets of the Trust Fund are valued and the Account maintained on behalf of each Participant or Beneficiary is adjusted to reflect any net increase or decrease as of such date. The Trust Fund shall be valued on the last day of each Plan Year and on such other dates as the Administrative Committee shall deem appropriate.

                                  ARTICLE III
                                  -----------

                       EMPLOYEES ENTITLED TO PARTICIPATE
                       ---------------------------------

     Section 3.1 Such Employees as shall be designated by the Board of Directors may elect to participate in this Plan by filing written notice with the Administrative Committee in the form and manner prescribed by the Committee.

     Section 3.2 An eligible Employee, or former Employee, who elects to participate in this Plan will cease to be a Participant as of the earlier of:

          (a)  the date on which the Plan terminates, as provided in Article IX;
or

          (b) the date on which the individual has received all payments of any supplemental retirement benefits provided hereunder.

                                  ARTICLE IV
                                  ----------

                            COMPENSATION DEFERRALS
                            ----------------------

     Section 4.1 Subject to the limitations of this Article IV, a Participant may elect under this Plan to have a portion of his Compensation paid by the Company for supplemental retirement benefits. If a Participant makes such an election, the Participant's cash Compensation will be reduced, in accordance with Section 4.2, and an amount equal to the reduction will be credited by the Company to a supplemental retirement Account in accordance with the terms of
Article V.

     Section 4.2 Approximately 30 days prior to the beginning of each Plan Year, the Administrative Committee shall provide a Compensation Reduction Agreement to each Participant whereby the Participant may elect to have his Compensation reduced and paid for supplemental retirement benefits. The amount of any reduction in the Participant's Compensation for a Plan Year shall be the amount elected by the Participant, subject to the limitations of this Plan, and shall be effective as of the

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first day of the Plan Year.  Participants must complete the agreements and return them to the Administrative Committee in accordance with the procedures established by the Committee, but no later than the beginning of the Plan Year for which the Participant's Compensation Reduction Agreement will be effective.

     Section 4.3 If a Participant does not complete and return the Compensation Reduction Agreement to the Administrative Committee within the deadline established by the Committee, the Participant shall be deemed not to have elected to reduce his Compensation pursuant to Section 4.1, and therefore not to have any portion of his Compensation applied to pay for supplemental retirement benefits pursuant to the terms of this Plan for the applicable Plan Year.

     Section 4.4 An election by a Participant pursuant to this Article IV shall be irrevocable during the Plan Year for which it is in effect; provided, however, any election made in accordance with the terms of this Plan shall be revoked on the date on which an individual ceases to be an Employee.

                                   ARTICLE V
                                   ---------

                       SUPPLEMENTAL RETIREMENT ACCOUNTS
                       --------------------------------

     Section 5.1 A supplemental retirement Account will be established for each Participant who elects to have a portion of his Compensation paid by the Company for supplemental retirement benefits pursuant to Section 4.1. The Administrative Committee shall credit to each such Account for each Plan Year, as of each date Compensation is paid to the Participant in such Plan Year, a proportionate amount of the reduction to be made in the Participant's Plan Year Compensation in accordance with the Participant's Compensation Reduction Agreement completed in accordance with the terms of Article IV.

     Section 5.2 The Company shall establish a grantor trust within the meaning of Section 671 of the Code to be known as the Benthos, Inc. Supplemental Executive Retirement Trust Fund, hereinafter referred to as the "Trust Fund", and shall transfer, or cause to be transferred to the Trust Fund, on an annual or more frequent basis, an amount equal to the elective deferrals made by Participants pursuant to Article IV. The existence of the Trust Fund shall not alter the characterization of the retirement benefits provided under the Plan as unfunded, and any amounts held therein shall be subject to the claims of the Company's creditors in the event of the Company's insolvency.

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     Section 5.3    Except as otherwise provided in Section 5.4, the
Administrative Committee shall adjust the Account of each Participant to reflect any increase or decrease in the net worth of the Trust Fund as of each Valuation Date. Such adjustment shall be made to the Account in proportion to its balance as of the Valuation Date bears to the aggregate values of all Accounts; provided, however, that in accordance with nondiscriminatory procedures established by the Administrative Committee, the allocation of any increase or decrease in the net worth of the Trust Fund shall be adjusted for amounts credited to Accounts since the preceding Valuation Date with appropriate credit given for the period during which such amounts were credited to the Account.

     Section 5.4 A Participant shall, by providing written instructions to the Administrative Committee, be entitled to direct the Trustee as to the percentage of his Account to be invested in one or more equity, fixed income or similar investment funds made available to Participants by the Administrative Committee. The Administrative Committee shall have sole discretion to determine the different investment fund choices available to Participants. Upon receipt of the Participant's written directions, the Administrative Committee shall direct the Trustee, in writing, to invest the applicable portion of the Trust Fund in accordance with the Participant's instructions as soon as practical following the receipt of such instructions. A Participant's investment directions shall remain in effect until receipt by the Trustee from the Administrative Committee of a Participants request changing or revoking the directions then in effect. The portion of the net earnings or losses of each Account which has been invested at the Participant's direction shall be allocated by the Administrative Committee directly to the Participant for whom such Account was maintained during the year as of each Valuation Date. Any expense incurred in connection with the Participant's investment directions shall be charged against the Participant's Account. To the extent that a Participant does not direct the investment of his Account, either by failing to file written directions with the Administrative Committee or revoking written instructions then in effect, his Account, or the applicable portion thereof, shall be invested by the Trustee pursuant to the Trust Agreement. The Administrative Committee shall from time to time establish such rules and procedures which it determines are necessary or appropriate for the proper administration of the investment options available to Participants. The Administrative Committee shall not be liable for any investments made in compliance with a Participant's written directions and shall be under no duty or obligation to review, evaluate or reevaluate such investments.

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     Section 5.5    The Administrative Committee shall furnish on an annual
basis, or in more frequent intervals as determined by the Committee, a statement to each Participant and Beneficiary of the net earnings or losses credited to or charged against his Account, the amount of any deferral contributions allocated to such Account, and the total value of such Account.

                                  ARTICLE VI
                                  ----------

                  PAYMENT OF SUPPLEMENTAL RETIREMENT BENEFITS
                  -------------------------------------------

     Section 6.1 If a Participant's employment hereunder is terminated on or after the Participant shall have attained age 55, the Company shall pay him in 10 substantially equal annual installments an amount equal to the fair market value of the assets credited to his Account as of such date, appropriately increased or decreased each year as the case may be to reflect the appreciation or depreciation in value and the net income or loss on the funds which remain invested in the Account during the term of the payments. If the Participant should die on or after attaining age 55 and before the 10 annual payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such 10 year period to his designated Beneficiary in the same manner as set forth above. At the sole discretion of the Board of Directors, any remaining payments to be paid to the Participant's Beneficiary in the event of the Participant's death after the commencement of benefit payments hereunder may be paid to the Beneficiary in a single lump sum payment valued as of the Valuation Date preceding or coinciding with the Participants date of death as soon as practical following the Participant's death.

     Section 6.2 If a Participant's employment hereunder is terminated for any reason other than death or Disability but before the Participant shall have attained age 55, the amount credited to the Participant's supplemental retirement Account shall continue to be invested as provided in the Plan and Trust Agreement and no payments shall be made until the Participant shall have attained age 55, at which time payments shall be made in the same manner and to the same extent as set forth in Section 6.1. Notwithstanding the foregoing, at the sole discretion of the Board of Directors the amount credited to the Participant's supplemental retirement Account as of the Valuation Date preceding or coinciding with the date his employment terminated may be paid to the Participant in a single lump sum payment as soon as practical following the Participant's termination of employment.

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     Section 6.3    If a Participant's employment is terminated because of
Disability or death before he has attained age 55 and while he is in the employ of the Company, the Company shall make 10 annual payments to the Participant (in the event of his Disability) or his designated Beneficiary (in the event of his death) in the same manner and to the same extent as provided in Section 6.1. Notwithstanding the foregoing, at the sole discretion of the Board of Directors the amount credited to the Participant's supplemental retirement Account as of the Valuation Date preceding or coinciding with the date his employment terminated may be paid to the Participant (or his Beneficiary in the event of his death) in a single lump sum payment as soon as practical following the Participant's termination of employment because of Disability or death.

     Section 6.4 The installment payments to be made to the Participant under Sections 6.1 and 6.3 shall commence on the first day of the month next following the date of his termination of employment and the installment payments to be made to the Participant under Section 6.2 above shall commence on the first day of the month next following the date on which the Participant shall have attained age 55. The installment payments to be made to the designated Beneficiary under the provisions of this Article VI shall commence on a date to be selected by the Administrative Committee, but within six months from the date of death of the Participant. Subsequent payments shall be made on the anniversary of such date.

     Section 6.5 The Beneficiary referred to in this Plan may be designated or changed by the Participant (without the consent of any prior Beneficiary) on a form provided by the Administrative Committee and delivered to the Committee before his death. If no such Beneficiary shall have been designated, or if no designated Beneficiary shall survive the Participant, the installment payments payable hereunder shall be payable to the Participant's estate.

     Section 6.6 Anything herein to the contrary notwithstanding, prior to the first Plan Year for which a Participant's Compensation Reduction Agreement shall be effective the Participant may designate in writing to the Administrative Committee an alternative manner and time for paying the amounts credited to his Account pursuant to this Article VI. Any such designation shall be irrevocable as of the first Plan Year for which the Participant's Compensation Reduction Agreement shall be effective and shall be subject to such rules and procedures which the Administrative Committee determines are necessary and appropriate for the proper administration of the payment of supplemental retirement benefits to Participants.

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     Section 6.7    In the event that an applicant's participation or request
for supplemental retirement benefit payments shall be denied, the Administrative Committee shall furnish a written notification which shall include the reasons for the denial; specific references to the Plan provisions on which the denial is based; a description of any additional material or information necessary for the applicant to perfect the request for benefits, including an explanation of why such material or information is necessary; and an explanation of the review procedure.

     Section 6.8 In the event an applicant has received a written denial of his request to participate or receive supplemental retirement benefit payments, he may appeal such denial by filing with the Administrative Committee a written request for review. Such request must be made within 60 days following the receipt of the written denial. In connection with any request for review, the applicant may at any time review pertinent documents and may submit issues and comments in writing. The Administrative Committee shall notify the applicant of its determination within 60 days following receipt of the request for review.

                                  ARTICLE VII
                                  -----------

                          ADMINISTRATION OF THE PLAN
                          --------------------------

     Section 7.1 The Administrative Committee shall supervise and control the operation of this Plan and shall have all powers necessary to accomplish that purpose, including the power to make rules and regulations pertaining to the administration of this Plan. The Administrative Committee's principal duty shall be to see that the Plan is operated and maintained, in accordance with its terms, for the exclusive benefit of the Participants. The Administrative Committee shall have the power to administer the Plan, subject to any applicable requirements of law. The Administrative Committee's powers include, but shall not be limited to, the following:

          (a) to establish rules and regulations which it determines to be necessary for the proper administration of the Plan;

          (b) to interpret and resolve, in its sole discretion, any and all questions with respect to the operation and the administration of the Plan and the eligibility of any person to participate in the Plan; and

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          (c)  to delegate all or part of its duties and to designate other persons to carry out any of its duties under the Plan, which designation or delegation must be in writing. The Administrative Committee shall not be liable for any acts or omissions of the persons to whom such duties have been delegated, provided that the Administrative Committee acted prudently and in the interests of the Participants in selecting and retaining such persons.

     Section 7.2 The Board of Directors of the Company shall have the power to designate the Administrative Committee. If no Committee has been designated, then the Board of Directors shall serve as the Administrative Committee.

     Section 7.3 If more than one person is serving as the Administrative Committee, such persons may allocate among themselves by written agreement the responsibilities under this Plan. Except as provided by law, if responsibilities have been allocated among the persons serving as the Administrative Committee, then only that person to whom a specific responsibility has been allocated shall be liable for his acts or omissions in carrying out such responsibility.

     Section 7.4 If more than one person is serving as the Administrative Committee, any act which this Plan authorizes or requires the Administrative Committee to do may be done by a majority of such persons; and the action of such majority expressed from time to time by a vote at a meeting, or in writing without a meeting, shall constitute the action of the Administrative Committee.

     Section 7.5 The Administrative Committee shall provide Participants with reasonable notification of the availability of benefits provided under the Plan and shall make available to each Participant copies of the Plan and any other documents related to the Plan's operation that pertain to the Participant for examination at reasonable times during normal business hours.

     Section 7.6 The Administrative Committee may, to the extent permitted by law, rely conclusively on information which may be furnished by, or act in accordance with the instructions of, counsel or other experts consulted by the Administrative Committee.

     Section 7.7 The Administrative Committee, in exercising its discretion, shall do so in a uniform and nondiscriminatory manner, treating all Employees in similar circumstances alike.

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     Section 7.8    The Administrative Committee shall have the power to
designate the agent for service of legal process for the Plan.

     Section 7.9 The Company shall pay all expenses of the Administrative Committee, including fees paid to agents, counsel, accountants, consultants and other persons hired to assist the Administrative Committee.

     Section 7.10 To the extent permitted by law, the Company shall indemnify and hold harmless any Employee serving as the Administrative Committee, or as a member of a committee designated as the Administrative Committee, from and against any and all claims, losses, damages, expenses (including reasonable counsel fees), and liability (including reasonable amounts paid in settlement with the Company's approval) to which the Employee may be subjected by reason of any act done or omitted except where such act or omission is finally adjudicated to be due to willful misconduct or negligence by the Employee.

                                 ARTICLE VIII
                                 ------------

                                    FUNDING
                                    -------

     Section 8.1 Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or be construed to create a fiduciary relationship between the Company and the Participant, his designated Beneficiary or any other person. Any funds which may be invested under the provisions of this Plan shall continue for all purposes to be a part of the general funds of the Company and no person other than the Company shall by virtue of the provisions of this Plan have any interest in such funds. To the extent that any person acquires a right to receive payments from the Company under this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.

     Section 8.2 A Participant, his Beneficiary, or any other person claiming through the Participant shall have no rights or beneficial ownership interest in any general asset the Company may acquire or use to satisfy its financial obligations under this Plan.

     Section 8.3 A Participant shall have no right, title, or interest whatever in or to any investments which the Company may make to aid it in meeting its obligations under the Plan. The Participant's participation in the acquisition of any such general asset for the Company shall not constitute a

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representation to the Participant, his Beneficiary, or any person claiming through the Participant that any of them has a special or beneficial interest in such general asset.

                                  ARTICLE IX
                                  ----------

                     AMENDMENT AND TERMINATION OF THE PLAN
                     -------------------------------------

     Section 9.1 The Company, by action of its Board of Directors, shall have the right to amend this Plan at any time and from time to time. Any such amendment may be made retroactively effective.

     Section 9.2 Anything herein to the contrary notwithstanding, no amendment shall be made which would deprive any Participant, or former Participant, of the right to receive the benefits to which such individual is already entitled under the terms of this Plan.

     Section 9.3 Although the Company expects to continue the Plan indefinitely, the Company may, by action of its Board of Directors, terminate the Plan at any time for any reason. Upon such termination, any payments of supplemental retirement benefits on behalf of Participants as of the date of termination shall be made to Participants in accordance with this Plan notwithstanding such termination.

     Section 9.4 The fees and expenses of administering the Plan and the expenses incident to the termination of the Plan, which may be incurred after the termination of the Plan, shall be paid by the Company.

                                   ARTICLE X
                                   ---------

                           MISCELLANEOUS PROVISIONS
                           ------------------------

     Section 10.1 Participants shall be bound by the decisions of the Administrative Committee with respect to the operation and administration of the Plan, and shall provide the Administrative Committee with such information, and sign such documents, that the Administrative Committee deems appropriate for the purpose of administering the Plan.

     Section 10.2 If any provision in this Plan may be susceptible to more than one interpretation, then that one shall always be given to such provision which will be consistent with this Plan being an unfunded supplemental

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retirement plan for a select group of the Company's management and highly compensated employees which is not covered by Parts 2 through 4 of subtitle B of Title I of ERISA.

     Section 10.3 The Company and the Administrative Committee shall be discharged from any liability in acting upon any representations by an Employee of any fact affecting his status under this Plan or upon any notice, request, consent, letter, telegram, or other document believed by them, or any of them, to be genuine, and to have been signed or sent by the proper person.

     Section 10.4 The adoption and maintenance of this Plan shall not be construed as creating any contract of employment between the Company and any Employee. This Plan shall not affect the right of the Company to deal with its Employees in all respects, including their hiring, discharge, Compensation, and conditions of employment.

     Section 10.5 The Plan is for the purpose of providing Participants with supplemental retirement benefits and no right or interest of any Participant to receive any such shall be transferable or assignable by the Participant or be subject to alienation, anticipation, or encumbrance by the Participant, and no such right or interest shall be subject to garnishment, attachment, execution, or levy of any kind.

     Section 10.6 No Participant shall be discharged, fired, suspended, expelled, disciplined, or discriminated against for exercising any right under this Plan or for giving information or testimony in any inquiry or proceeding relating to the administration of this Plan.

     Section 10.7 In the event of the merger or consolidation of the Company with or into any other corporation or entity, or in the event substantially all of the assets of the Company shall be transferred to another corporation, the successor corporation resulting from the merger or consolidation, or the transferee of such assets, as the case may be, shall, as a condition to the consummation of the merger, consolidation or sale, assume the obligations of the Company hereunder and shall be substituted for the Company hereunder.

     Section 10.8 In case any provisions of this Plan shall be held illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining provisions of this Plan, and this Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

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     Section 10.9   Unless the context otherwise requires, words denoting the
singular number may, and where necessary shall, be construed as denoting the plural number, and pronouns in the masculine gender include the feminine gender and pronouns in the neuter gender include the masculine and feminine gender.

     Section 10.10 The headings of the Plan are inserted for convenience of reference only and shall have no effect upon the meaning of the provisions hereof.

     Section 10.11 This Plan shall be construed according to the laws of the Commonwealth of Massachusetts, except as such laws are superseded by federal law.

     Section 10.12 This Plan is executed in several counterparts, each of which shall be deemed an original and shall constitute but one and the same instrument and this Plan may be evidenced by any one counterpart.

     IN WITNESS WHEREOF, the Company has caused this Plan to be executed in the name of and on behalf of the Company by its duly authorized officer this 28th day of August, 1990.


                                   BENTHOS,INC.

                                   By:  /s/ [Signature Illegible]
                                        ------------------------------
                                        Title:

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